South Alabama Bancorporation, Inc.
Post Office Box 3067
Mobile, Alabama 36652

Telephone 334/431-7800

[South Alabama Bancorporation                          F. MICHAEL JOHNSON
 logo in the printed version]                          CHIEF FINANCIAL OFFICER
                                                       AND SECRETARY
To the Shareholders of
South Alabama Bancorporation, Inc.

	NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of the Shareholders of South Alabama Bancorporation, Inc. will be held on May 31, 2001, at 10:00 a.m., C.D.T. Please note this year's meeting will be held at the main office of First National Bank, Brewton, 227 Belleville Avenue, Brewton, Alabama, for the purpose of considering and voting upon the following matters:

	1. Election of Directors. Election as directors of the eighteen nominees named in the enclosed Proxy Statement.

	2. Approval of the 2001 Incentive Compensation Plan. Proposal to replace South Alabama Bancorporation's current Incentive Compensation Plan with the 2001 Incentive Compensation Plan, which is attached as Appendix B to the enclosed Proxy Statement.

	3. Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

	Only those shareholders of record at the close of business on April 16, 2001, shall be entitled to notice of and to vote at the meeting.

	We hope very much that you will attend the meeting, but whether you plan to attend or not we would appreciate your signing and returning the enclosed Proxy. Should you attend the meeting in person, the Proxy can be revoked at your request.

	Management sincerely appreciates your support and cooperation, and we earnestly solicit your continued help during 2001.

                                           By Order of the Board of Directors,
                                           /s/F. Michael Johnson
                                           F. Michael Johnson
                                           Chief Financial Officer
                                           and Secretary


NOTICE: YOUR PROXY FORM AND RETURN ENVELOPE ARE INSIDE THIS ENVELOPE.

                      SOUTH ALABAMA BANCORPORATION, INC.
                      100 Saint Joseph Street, Mobile, Alabama 36602
                            PROXY STATEMENT
                      Annual Meeting, May 31, 2001, 10:00 a.m., C.D.T.

	This Proxy Statement and the enclosed Proxy are first being mailed on or about April 28, 2001, to shareholders of South Alabama Bancorporation, Inc. ("South Alabama") in connection with the solicitation of proxies by the Board of Directors of South Alabama for use at the Meeting of Shareholders on May 31, 2001, to be held at 227 Belleville Avenue, Brewton, Alabama, and any adjournment thereof.

	South Alabama is the parent company and owner of 100% of the stock of South Alabama Bank (the "Mobile Bank"), headquartered in Mobile, Alabama, First National Bank, Brewton (the "Brewton Bank"), located in Brewton, Alabama, The Monroe County Bank (the "Monroeville Bank"), headquartered in Monroeville, Alabama, The Commercial Bank of Demopolis (the "Demopolis Bank"), headquartered in Demopolis, Alabama, Sweet Water State Bank (the "Sweet Water Bank"), headquartered in Sweet Water, Alabama, and South Alabama Trust Company (the "Trust Company"), headquartered in Mobile, Alabama.

                            VOTING SECURITIES

Security Ownership of Directors, Nominees, 5% Shareholders and Officers

	As of the record date there were no known 5% shareholders of South Alabama. The following chart reflects the number of shares beneficially owned by (i) each director and nominee of South Alabama; (ii) the executive officers named in the Summary Compensation Table; and (iii)the directors and officers of South Alabama as a group.

                                             Number of Shares and Nature of
                                         Beneficial Ownership as of April 1, 2001(1)
                             --------------------------------------------------------

                                Voting/Investment Power
Name of Beneficial Owner      -------------------------                   Percentage
 or Group                     Sole           Shared          Aggregate    of Total(2)
                              -----------    -----------     ---------    -----------
John B. Barnett, III          101,628 (3)    184,680 (4)       286,308         3.27%
Stephen G. Crawford            90,000         44,950 (5)       134,950         1.57
Haniel F. Croft                19,243 (6)          0            19,243          .22
David C. De Laney              39,000 (7)     33,050 (8)        72,050          .84
Broox G. Garrett, Jr. (9)       6,541         76,959 (10)       83,500          .97
W. Dwight Harrigan            213,250         45,000 (11)      258,250         3.01
James P. Hayes, Jr .            5,115         37,618 (12)       42,733          .50
Clifton C. Inge (13)           37,950              0            37,950          .44
W. Bibb Lamar, Jr .           105,792 (14)     1,342 (15)      107,134         1.23
Stratton F. Lewis, Jr. (16)    35,787         36,188 (17)       71,975          .82
Richard S. Manley              25,000              0            25,000          .29
Kenneth R. McCartha             3,000              0             3,000          .03
Thomas E. McMillan, Jr. (18)  103,805 (19)   309,459 (20)      413,264         4.81
J. Richard Miller, III (21)   167,913 (22)         0           167,913         1.95
Harris V. Morrissette (13)     16,704              0            16,704          .19
J. Stephen Nelson              54,921 (23)       592 (24)       55,513          .63
Paul D. Owens, Jr. (18)        71,092        256,880 (25)      327,972         3.82
Earl H. Weaver (9) (21)        59,421         45,988 (26)      105,409         1.23

All directors and officers
of South Alabama as
a group (24 persons)        1,226,160        919,195         2,145,355 (27)   24.39%

(1) The table includes shares of stock treated as beneficially owned under Securities and Exchange Commission regulations. Shares are beneficially owned if, through any contract, relationship, arrangement, understanding, or otherwise, either voting power or investment power is held or shared directly or indirectly. Shares deemed to be beneficially owned also include shares which may be acquired within sixty days. The total number of shares beneficially owned is broken down into the following two categories: (i) shares as to which voting power/investment power is held solely; and (ii) shares as to which voting power/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned as a percentage of outstanding shares.

(2) The percentage calculations for Mr. Nelson, Mr. Lamar, Mr. Barnett,
Mr. Croft and Mr. Lewis assume that all 151,288 shares subject to their exercisable outstanding options at April 1, 2001, were outstanding. The percentage calculation for all directors and officers of South Alabama, as a group, assumes that all 209,288 shares subject to exercisable outstanding options at April 1, 2001, were outstanding.

(3) Includes 1,500 shares subject to purchase within 60 days pursuant to options granted to Mr. Barnett, as to which he would have sole voting and investment power.

(4) Includes 11,232 shares owned by Mr. Barnett's wife and 61,450 shares held by Mr. Barnett as co-trustee of three separate irrevocable trusts, as to all of which he disclaims beneficial ownership; 1,558 shares held as executor of an estate; 62,190 shares owned by an aunt, but as to which Mr. Barnett has voting and investment power by durable power of attorney; and 48,250 shares held by Barnett Charitable Foundation, a private charitable foundation of which Mr. Barnett is president and as such shares voting and investment power.

(5) Includes 35,500 shares owned by the trustee of Mr. Crawford's self-directed subaccount of his law firm's retirement plan. The figure also includes the following shares as to which Mr. Crawford disclaims any actual beneficial ownership: 4,500 shares owned by Mr. Crawford as trustee for two of his children; 2,700 shares owned by his wife; and 2,250 shares owned by his wife as custodian for two of his children under the Uniform Transfers to Minors Act.

(6) Includes 16,000 shares subject to purchase within 60 days pursuant to options granted to Mr. Croft, as to which he would have sole voting and investment power.

(7) Includes 18,500 shares owned by The Christopher Company, an
Alabama general partnership. Mr. De Laney is a general partner in the partnership.

(8) All such shares are owned by the trustee of Mr. De Laney's employer's retirement plan. Mr. De Laney may be deemed to share voting and investment power with respect to those shares.

(9) Mr. Garrett and Mr. Weaver are first cousins.

(10) Includes 67,233 shares owned by Mr. Garrett as trustee of the Broox G. Garrett Family Trust and 9,726 shares owned jointly with his wife.

(11) All such shares are owned by Mr. Harrigan's wife as trustee of three separate trusts of which Mr. Harrigan's children are the beneficiaries. Mr. Harrigan may be deemed to share voting and investment power with respect to those shares.

(12) All such shares are owned by Mr. Hayes as co-trustee of the Elizabeth Brannon Hayes Marital Trust.

(13) Mr. Inge is Mr. Morrissette's uncle.

(14) Includes 80,250 shares subject to purchase within 60 days pursuant to options granted to Mr. Lamar, as to which he would have sole voting and investment power.

(15) Includes 1,125 shares owned by Mr. Lamar as custodian under the Uniform Transfers to Minors Act and 217 shares owned by his wife through her self-directed IRA account.

(16) Mr. Lewis is the first cousin of J. Olen Kerby, Jr., an executive officer of South Alabama.

(17) Includes 33,128 shares owned jointly by Mr. Lewis with his son, and 3,060 shares owned jointly by Mr. Lewis with his mother.

(18) Mr. McMillan and Mr. Owens are brothers-in-law.

(19) Includes 44,400 shares owned by Thomas, Ltd., a limited partnership. Mr. McMillan is managing general partner of the partnership.

(20) Includes 172,434 shares owned by McMillan, Ltd., a limited partnership of which Mr. McMillan is a managing partner, and 108,054 shares and 28,971 shares owned by Mr. McMillan as co-trustee under the wills of his grandmother and grandfather, respectively.

(21) Mr. Miller is Mr. Weaver's wife's first cousin.

(22) Includes 167,178 shares owned by Miller Investments, a general partnership. Mr. Miller is Managing Partner of the partnership.

(23) Includes 52,538 shares subject to purchase within 60 days pursuant to options granted to Mr. Nelson, as to which he would have sole voting and investment power.

(24) All such shares are owned by Mr. Nelson's wife.

(25) Includes 172,434 shares owned by McMillan, Ltd., a limited partnership of which Mr. Owens is a managing partner, 69,100 shares owned as trustee of two revocable management trusts for his daughters, 6,264 shares owned jointly with his wife and 9,082 shares owned by his wife.

(26) Includes 41,547 shares owned by Mr. Weaver's wife, as to which Mr. Weaver disclaims any actual beneficial ownership, and 4,441 shares owned jointly with his wife.

(27) Includes 209,288 shares subject to purchase within 60 days pursuant to options granted to officers of South Alabama, as to which they would have sole voting and investment power.

         Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that South Alabama's directors and executive officers, and persons who own more than ten percent of South Alabama's common stock, file with the Securities and Exchange Commission reports relating to their ownership and changes in ownership of common stock and other equity securities of South
Alabama. Management believes, based solely upon information furnished to South Alabama and written representations that no other reports were required, that all persons subject to the reporting requirements of Section 16(a) during 2000 filed the reports on a timely basis except Mr. Barnett filed late reports of the sale of 10,000 shares in two transactions in January 2000 and the purchase of 860 shares in February 2000, and, because of a company oversight, Mr. Crawford's report of the purchase of 2,000 shares in two transactions in January 2000 and the purchase of 1000 shares in February 2000 was not filed timely.

                        ELECTION OF DIRECTORS
                          Number and Term

The Bylaws of South Alabama provide that the number of directors to be elected at the Annual Meeting will be fixed by resolution of the Board of Directors. The Board has adopted a resolution fixing at eighteen the number of directors to be elected at the 2001 Annual Meeting. The directors so elected will serve a term of one year.

                             Nominees

The persons named below are the Board's nominees for election as directors, and each has agreed to serve if elected. All nominees are members of the current South Alabama Board of Directors.


John B. Barnett, III
A South Alabama director since 1996
Mr. Barnett, age 48, has been Executive Vice President since 1996 of South Alabama, Chairman since 1994, and a director since 1983, of the Monroeville Bank and a director since 1998 of the Trust Company. Mr. Barnett is a member of the law firm of Barnett, Bugg, Lee & Holzborn, L.L.C., Monroeville, Alabama, and has practiced law since 1983. From 1983 until its merger with South Alabama, Mr. Barnett served as Vice President and a director of the Monroeville Bank's holding company.

Stephen G. Crawford
A South Alabama director since 1985
Mr. Crawford, age 61, a member of the law firm Hand Arendall, L.L.C., Mobile, Alabama, has practiced law since 1964. Mr. Crawford has been a director of the Mobile Bank since 1986 and a director since 1998 of the Trust Company.

Haniel F. Croft
A South Alabama director since 1996
Mr. Croft, age 60, has been President since 1979, Chief Executive Officer since 1988, and a director since 1972, of the Monroeville Bank. From 1982 until its merger with South Alabama, Mr. Croft served as Vice President and a director of the Monroeville Bank's holding company.

David C. De Laney
A South Alabama director since 1985
Mr. De Laney, age 53, is President of First Small Business Investment Company of Alabama, Mobile, Alabama, a position he has held since 1978. Mr. De Laney has been a director of the Mobile Bank since 1986.

Broox G. Garrett, Jr.
A South Alabama director since 1993
Mr. Garrett, age 52, is an attorney and partner in the law firm of Thompson, Garrett and Hines, L.L.P., Brewton, Alabama, where he has been employed since 1973. Mr. Garrett has been a director of the Brewton Bank since 1983 and a director of the Trust Company since 1998.

W. Dwight Harrigan
A South Alabama director since 1997
Mr. Harrigan, age 63, has alternated annually, since 1983, as President and Executive Vice President of Scotch Lumber Company, Fulton, Alabama. Mr. Harrigan has also served, since 1987, as Chairman of Harrigan Lumber Company, Monroeville, Alabama. Mr. Harrigan has been a director of the Mobile Bank since 1986.

James P. Hayes, Jr.
A South Alabama director since 1993
Mr. Hayes, age 53, is Senior Advisor to the Governor of the State of Alabama, a position he has held since December 1999. From January-December, 1999, Mr. Hayes served as Revenue Commissioner for the State of Alabama. He is also a financial consultant and has served as President of J.P. Hayes & Company, Inc., Birmingham, Alabama, since 1985. Mr. Hayes has served since 1985 as a director of the Brewton Bank.

Clifton C. Inge
A South Alabama director since 1985
Mr. Inge, age 64, has served since 1999 as a consultant for Willis of Mobile, Inc., Mobile, Alabama, a subsidiary of Willis Group Limited, insurance brokers. Mr. Inge is retired Chairman of the Board of Willis of Mobile, Inc., a position he held from 1991-1998. Mr. Inge has been a director of the Mobile Bank since 1986 and a director of the Trust Company since 1998.

W. Bibb Lamar, Jr.
A South Alabama director since 1989
Mr. Lamar, age 57, has been President, Chief Executive Officer and a director of South Alabama since 1989 and Chairman since 1998, Chief Executive Officer and a director since 1989 of the Mobile Bank. Mr. Lamar has also been a director of the Trust Company since 1998. Mr. Lamar served as President of the Mobile Bank from 1989-1998.

Stratton F. Lewis, Jr.
A South Alabama director since 1999
Mr. Lewis, age 51, has been Executive Vice President of South Alabama since 1999, Chairman since 1994, and President, CEO and a director since 1987 of the Sweet Water Bank. Mr. Lewis served as Chairman, from 1994-1999 and
President, CEO and director from 1987-1999 of Sweet Water Bank's holding company prior to its merger with South Alabama.

Richard S. Manley
A South Alabama director since 1999
Mr. Manley, age 68, is a partner in the law firm of Manley, Traeger, Perry & Stapp, Attorneys, Demopolis, Alabama, where he has practiced law since 1958. Mr. Manley has served as a director of the Demopolis Bank since 1985.

Kenneth R. McCartha
A South Alabama director since 1997
Mr. McCartha, age 63, retired in 1996 as Superintendent of Banks, State of Alabama Banking Department, a position he held by gubernatorial appointment from 1993 until his retirement.

Thomas E. McMillan, Jr.
A South Alabama director since 1985
Mr. McMillan, age 52, has been President of the general partner of Smackco, Ltd., Brewton, Alabama, a limited partnership engaged in oil and gas development, since 1974. Mr. McMillan has been a director of the Brewton Bank since 1977.

J. Richard Miller, III
A South Alabama director since 1991
Mr. Miller, age 54, has been managing partner since 1992 of Miller Investments, a Brewton, Alabama partnership engaged in private investments. Mr. Miller has been a director of the Brewton Bank since 1990 and a director of the Mobile Bank since 1991.

Harris V. Morrissette
A South Alabama director since 1997
Mr. Morrissette, age 41, has been president of Marshall Biscuit Company, Inc., Mobile, Alabama, since 1994 and has also served as Chairman of Azalea Aviation, Inc. since 1993. Mr. Morrissette has been a director of the Mobile Bank since 1990. Mr. Morrissette is also a director of the following companies that file reports with the Securities and Exchange Commission: Energy South and The Williamsburg Investment Trust.

J. Stephen Nelson
A South Alabama director since 1993
Mr. Nelson, age 63, has been Chairman since 1993 of South Alabama and Chairman, since 1993, and a director, since 1979, of the Brewton Bank and has also been a director of the Trust Company since 1998. Mr. Nelson served as Chief Executive Officer of the Brewton Bank from 1984-1998.

Paul D. Owens, Jr.
A South Alabama director since 1997
Mr. Owens, age 55, is an attorney in the private practice of law in Brewton, Alabama, where he has practiced since 1970. Mr. Owens has been a director of the Mobile Bank since 1986.

Earl H. Weaver
A South Alabama director since 1993
Mr. Weaver, age 62, has been the sole proprietor of Earl H. Weaver
Management Services, a timber, oil, gas and general management concern, since 1979. Mr. Weaver has served since 1981 as a director of the Brewton Bank and since 1998 as a director of the Trust Company.

	Although the Board of Directors does not contemplate that any nominee named above will be unavailable for election, if vacancies occur unexpectedly the shares covered by the Proxy will be voted for the Board's substitute nominees, if any, or in such other manner as the Board of Directors deems advisable.

	The Bylaws of South Alabama permit the Board of Directors, between annual meetings of shareholders, to increase the membership of the Board and to fill any position so created and any vacancy otherwise occurring. Any new director so elected holds office until the next annual shareholders' meeting.

                    DIRECTOR COMMITTEES AND ATTENDANCE
	The South Alabama Board of Directors held six meetings during 2000.
The Board has the following standing committees: Executive, Audit and Personnel/Compensation. The Executive Committee (whose members presently are Messrs. Barnett, Crawford, Lamar, McMillan, Miller, Nelson and Weaver) between meetings of the Board may exercise all powers of the Board except as limited by the Bylaws. Actions taken by the Executive Committee are subject to ratification by the Board at its next regular meeting. There were no meetings of the Executive Committee in 2000. The reports of the Audit Committee and the Personnel/Compensation Committee are included below in this Proxy
Statement.

	During 2000, directors Hayes and McCartha attended fewer than 75% of the total number of meetings of the Board of Directors of South Alabama and meetings of committees of which they were members.

	Each subsidiary has standing committees composed of directors from their respective Boards. The Mobile Bank, Brewton Bank, Monroeville Bank, Demopolis Bank and Sweet Water Bank all have a Finance (or Loan), Audit and Personnel (or Salary) Committee. In addition, the Mobile Bank and the Brewton Bank have Director Nominating Committees, the Mobile Bank has an Executive Committee, and the Trust Company has a Trust Audit Committee.

Report of the Audit Committee

	Pursuant to its charter as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the systems of internal controls which management and the Board of Directors have established, and the audit process. A copy of the Audit Committee charter is attached to this joint proxy statement and prospectus as Appendix A.

	We have reviewed and discussed with management the audited financial statements for South Alabama as of and for the year ended December 31, 2000. We have discussed with South Alabama's independent auditors, Arthur Andersen LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

	We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP as required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

	Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in South Alabama's Annual Report on Form 10-K for the year ended December 31, 2000.

	The Audit Committee is composed of three South Alabama directors and one emeritus director, all named below. Each of the committee members was an "independent director" as defined in the listing standards of the National Association of Securities Dealers, Inc. for the year 2000.

Broox G. Garrett, Jr., Chairman
David C. De Laney
Kenneth R. McCartha
Lowell J. Friedman (emeritus director)

                       EXECUTIVE COMPENSATION

Compensation

	The table below reflects annual compensation for W. Bibb Lamar, Jr.,
J. Stephen Nelson, Haniel F. Croft, Stratton F. Lewis, Jr. and F. Michael Johnson for services rendered in 2000, 1999, and 1998 to South Alabama and its subsidiaries, the Mobile Bank, the Monroeville Bank and the Sweet Water Bank.

SUMMARY COMPENSATION TABLE
                                      Annual Compensation1              Long Term Compensation
                                      ------------------------------    ----------------------
                                                                         Awards
                                                                        Shares Underlying    All Other
Name and Principal Position           Year    Salary($)2   Bonus($)3    Options/SARs4        Compensation($)5
                                      ----    ----------   ---------    -----------------    ----------------
W. Bibb Lamar, Jr.                    2000    $185,000     $74,000        5,000                 $14,668
  CEO, President and Director,        1999    $150,000     $40,000       10,000                 $13,360
  South Alabama; CEO, Chairman        1998    $141,000     $35,000       11,250                 $11,721
  and Director, Mobile Bank;
  Director, Trust Company

J. Stephen Nelson                     2000    $150,000     $60,000        3,000                 $13,679
  Chairman and Director,              1999    $141,000     $25,000        8,000                 $13,137
  South Alabama; Chairman,            1998    $133,600     $25,000        7,500                 $11,776
  and Director, Brewton Bank;
  Director, Trust Company

Haniel F. Croft                       2000    $126,000     $21,632        1,500                 $11,312
  Director, South Alabama;            1999    $126,000     $12,500        4,000                 $12,231
  CEO, President and Director,        1998    $126,000     $12,096        3,000                 $10,163
  Monroeville Bank

Stratton F. Lewis, Jr.                2000    $113,100     $18,402        1,000                 $ 9,108
  Director and EVP, South Alabama;    1999    $113,100     $ 8,791            0                 $ 6,673
  CEO, Chairman, President and        1998    $109,500     $ 8,541            0                 $ 6,460
  Director, Sweet Water Bank

F. Michael Johnson                    2000    $105,000     $30,000        2,000                 $ 8,573
  CFO and Secretary, South            1999    $ 90,000     $12,500        6,000                 $ 8,583
  Alabama; CFO, Secretary             1998    $ 82,500     $12,000        3,000                 $ 7,167
  and EVP, Mobile Bank

1 Although Messrs. Lamar, Nelson, Croft, Lewis and Johnson received perquisites and other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate the lesser of $50,000 or 10% of their salary and bonus in any year.

2 Includes for Mr. Lewis director fees paid by the Sweet Water Bank amounting to $7,600 in 1999, and $7,000 in 1998.

3 Amounts represented were paid by South Alabama for Mr. Lamar and Mr. Nelson for all years shown and for Mr. Croft, Mr. Lewis and Mr. Johnson in 2000 and 1999. In 1998, amounts represented were paid by the Monroeville Bank Performance Compensation Plan for Mr. Croft, the Sweet Water Bank Bonus Plan for Mr. Lewis and the Mobile Bank Incentive Compensation Plan for Mr. Johnson.

4 All stock options shown have been adjusted for the 3 for 2 stock split in June 1998.

5 Represents employer matching and contributions to the South Alabama
Savings and Profit Sharing Plan for Messrs. Lamar, Nelson, Croft and Johnson for all years shown and for Mr. Lewis in 2000, contributions for Mr. Lewis in 1999 and 1998 were paid by the Sweet Water Bank SEP Plan.

Stock Options

	The following table sets forth the grant of stock options during 2000 to Mr. Lamar, Mr. Nelson, Mr. Croft, Mr. Lewis and Mr. Johnson.

                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        Potential
                                                                                        Realizable Value
                        Number of       % of Total                                      Assuming Rates of
                        Shares          Options/SARs                                    Stock Price
                        Underlying      Granted to      Exercise                        Appreciation(1)
                        Options/SARs    Employees       or Base         Expiration      -----------------
Name                    Granted         in Fiscal Year  Price ($/sh)    Date            5%        10%
                        --------        --------------  ------------    ----------      -----------------
W. Bibb Lamar, Jr.      5,000(2)        19.23%          $11.9065        01/18/10        $33,326   $91,090
J. Stephen Nelson       3,000(2)        11.53%          $11.9065        01/18/10        $19,993   $54,652
Haniel F. Croft         1,500(2)         5.76%          $11.9065        01/18/10        $ 9,993   $27,324
Stratton F. Lewis, Jr.  1,000(2)         3.84%          $11.9065        01/18/10        $ 6,661   $18,214
F. Michael Johnson      2,000(2)         7.69%          $11.9065        01/18/10        $13,326   $36,432

1 Calculated by comparing the exercise price of such options and the market value of the shares of common stock subject to such options, assuming the market price of such shares increases by 5% and 10%, respectively, over the term of the options.

2 Incentive Stock Options which became exercisable on January 18, 2001.
The following table includes information with respect to unexercised options held by Mr. Lamar, Mr. Nelson, Mr. Croft, Mr. Lewis and Mr. Johnson. All options shown have been adjusted for the 3 for 2 stock split in June 1998.

    The following table includes information with respect to unexercised options held by Mr. Lamar, Mr. Nelson, Mr. Lewis and Mr. Johnson. All options shown have been adjusted for the 3 for 2 stock split in June 1998.

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUES

                        Number of Shares Underlying           Value of Unexercised
                        Unexercised Options/SARs Held At      In-the-Money Options/SARs At
                        December 31, 2000 (#)                 December 31, 2000 ($) 1
                        --------------------------------      -----------------------------
Name                    Exercisable   Unexercisable           Exercisable   Unexercisable
-------------------     -----------   -------------           -----------   -------------
W. Bibb Lamar, Jr.      10,000        5,000                         0              0
                        11,250                                      0
                         7,500                                 $  782
                         7,500                                      0
                         7,500                                 $2,031
                         9,000                                 $2,437
                        11,250                                 $3,988

J. Stephen Nelson        8,000        3,000                         0              0
                         7,500                                      0
                         7,500                                 $  782
                         7,500                                      0
                         7,500                                      0
                        11,538                                 $3,124

Haniel F. Croft          4,000        1,500                         0              0
                         3,000                                      0
                         7,500                                      0

Stratton F. Lewis, Jr.       0        1,000                         0              0

F. Michael Johnson       6,000        2,000                         0              0
                         3,000                                      0
                         3,000                                      0
                         3,000                                      0
                         4,500                                 $1,218
                         6,000                                 $1,625

1 Based on the average of the low bid and high ask prices quoted in the Nasdaq SmallCap Stock Market on December 31, 2000, minus the exercise price.


Pension Plans

	South Alabama maintains a pension plan and certain other long-term compensation plans, as described below.

	The following table reflects estimated annual benefits payable under the Retirement Plan for Employees of South Alabama in effect as of December 31, 2000 at various salary and years of service levels, assuming retirement at age 65.

                               PENSION PLAN TABLE

       	Compensation	   Years of Credited Service
        ------------    ---------------------------------------------------------
                        10        15        20        25        30        35
                        ---------------------------------------------------------
        $ 25,000        $ 2,500   $ 3,750   $ 5,000   $ 6,250   $ 7,500   $ 8,750
          50,000          5,000     7,500    10,000    12,500    15,000    17,500
          75,000          7,500    11,250    15,000    18,750    22,500    26,250
         100,000         10,000    15,000    20,000    25,000    30,000    35,000
         125,000         12,500    18,750    25,000    31,250    37,500    43,750
         150,000         15,000    22,500    30,000    37,500    45,000    52,500
         175,000*        15,000    22,500    30,000    37,500    45,000    52,500

*Maximum Compensation for 2000 under IRC 401(a)(17) is $170,000.

	The amounts shown are single life benefits computed under the South Alabama Plan's basic formula. The South Alabama Plan provides generally for a monthly benefit commencing at age 65 equal to 1% of the employee's average monthly base compensation during the highest 5 consecutive calendar years out of the 10 calendar years preceding retirement, multiplied by years of credited service, not to exceed 40 years. Alternative plan formulas, which may apply to certain participants who participated in predecessor pension plans, might produce a greater benefit in some situations. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under the South Alabama Plan. As of December 31, 2000, Mr. Lamar was credited with 12 years of service, Mr. Nelson was credited with 21 years of service, Mr. Croft was credited with 31 years of service, Mr. Lewis was credited with one year of service and Mr. Johnson was credited with 15 years of service.

	Mobile Bank Supplemental Plan. The Mobile Bank maintains an unfunded and unsecured Supplemental Retirement Plan designed to supplement the benefits payable under the South Alabama Plan for certain key employees selected by the Mobile Bank's Board of Directors. Each participant was a participant in a pension plan of another bank prior to his employment by the Mobile Bank, and the Supplemental Plan is designed to afford the participant the same pension he would receive under the South Alabama Plan if he were given years-of-service credit as if he were employed by the Mobile Bank his entire banking career, reduced by benefits actually payable to him under the South Alabama Plan and any retirement benefit payable to him under any plan of another bank. Benefits for total and permanent disability are supplemented in the same manner.

	Because the Supplemental Plan is intended to complement benefits otherwise available to the participants, the exact amounts to be paid, if any, to any participant, including Mr. Lamar, cannot be determined until retirement or disability. Management of the Mobile Bank does not believe any current expense and any liabilities associated with the Supplemental Plan are material.

	Savings and Profit Sharing Plan. South Alabama maintains the South Alabama Bancorporation Savings & Profit Sharing Plan. Subject to certain employment and vesting requirements, all South Alabama personnel are permitted to participate in the plan. An eligible employee may defer up to 10% of his or her pay into the plan. The employer makes a matching contribution as follows: $1.00 for $1.00 on the first 2%, $0.75 for $1.00 on the next 2% and $0.50 for $1.00 on the next 2%. For example, if an employee defers 6% of pay, that employee would receive a 4.5% matching contribution. At the beginning of each year the South Alabama Board of Directors sets the profit sharing goal and at the end of the year the Board of Directors determines the amount of the profit sharing contribution to be made. The profit sharing contribution is allocated to each eligible employee based on an individual compensation to total participant compensation ratio.

Change in Control Compensation Agreements

	The Mobile Bank entered into a Change in Control Compensation
Agreement with Mr. Lamar and Mr. Johnson on November 14, 1995. The
Brewton Bank entered into Change in Control Compensation Agreements with
Mr. Nelson on November 29, 1995. The Monroeville Bank entered into a
Change in Control Compensation Agreement with Mr. Croft on March 31, 1997.
These Change in Control Compensation Agreements (the "Agreements") provide that if Mr. Lamar, Mr. Nelson, Mr. Croft or Mr. Johnson, are terminated other than for "cause" (as defined), following a change in control, or if their assigned duties or responsibilities are diminished such that they are inconsistent with their present positions, they will be entitled to receive a cash payment equal to three times their average annual earnings (as defined), in the case of Mr. Lamar and Mr. Nelson, two times average annual earnings in the case of Mr. Croft and one and one-half times average earnings in the case of Mr. Johnson. Certain other existing employee benefits may also be available to each of Mr. Lamar, Mr. Nelson, Mr. Croft and Mr. Johnson under terms of these Agreements for a period after termination of three years for Mr. Lamar and Mr. Nelson and eighteen months for Mr. Croft and Mr. Johnson. The Agreements automatically renew each calendar year unless terminated by the Mobile Bank, the Brewton Bank or the Monroeville Bank at least 90 days prior to any December 31.

Compensation of Directors

	South Alabama directors who are not officers are paid a $1,500 annual retainer, $400 for each Board meeting attended and $200 for each committee meeting attended.

Five Year Total Stockholder Return

	The following indexed graph compares South Alabama's five-year cumulative total stockholder return with the Nasdaq Market Index and with a published peer group industry index, prepared by Media General Financial Services, comprised of bank holding companies in the southeast regional section of the United States. The comparison assumes the investment of $100 on December 31, 1995, with dividends reinvested quarterly through December 31, 2000. Returns of each component issuer have been weighted according to that issuer's market capitalization.

[Line graph in the printed version depicting the following table]


                            ASSUMES $100 INVESTED ON JAN. 1, 1996
                                1995   1996      1997      1998      1999      2000
SOUTH ALABAMA BANCORPORATION    $100   $ 99.39   $201.78   $188.75   $157.58   $127.94
MGFS SOUTHEAST REGIONAL BANKS   $100    127.65    220.89    210.37    174.97    178.63
NASDAQ MARKET INDEX             $100    124.27    152.00    214.39    378.12    237.66

Compensation Committee Interlocks and Insider Participation

	No executive officer is a member of the Personnel/Compensation Committee. Stephen G. Crawford, a member of the Committee, is a member of the law firm Hand Arendall, LLC, which serves as counsel for South Alabama, the Mobile Bank and the Trust Company.

Report of Personnel/Compensation Committee of the Board of Directors

General Policies

	The Personnel/Compensation Committee of the Board of Directors of
South Alabama is responsible for recommending each year to the Board the salaries and bonuses of all South Alabama officers, the president of each of the subsidiary banks and the chairman of Monroe County Bank. The Committee also has oversight responsibility with respect to the compensation of all other executive officers of South Alabama's subsidiaries, although their compensation is determined at the subsidiary level.

	South Alabama's compensation program is designed to attract and retain the best possible banking talent, to motivate its officers toward attainment of the Company's goals, to reward both individual contributions and overall business results and to link shareholder and management interests through long term equity-based plans.

	During calendar year 1999, the Committee engaged a national consulting firm to conduct a study of the South Alabama officer compensation program and to make recommendations to the Committee with respect to base salaries, stock option grants and bonus and other incentive programs. That firm conducted a survey of the total compensation of the South Alabama officers and senior executives of the subsidiaries. Beginning April of 1999, a series of meetings was held between the consultant, key management personnel and members of the compensation committee. The study and meetings resulted in a proposal submitted by the consultant to the Personnel/Compensation Committee in December, 1999. As a result of that presentation, the Committee's deliberations and its recommendations to the Board, a new incentive bonus program was adopted, base salaries were set for the year 2000 and stock options were granted to key employees in a manner consistent with the overall plan. The new bonus program is discussed below and the resulting base salary and bonus for the CEO are set out below under the heading "Chief Executive
Compensation."

	Base Salary. Except as noted above, executive officer salaries are reviewed annually by the appropriate subsidiary personnel committee.
Individual salaries are set only after consideration of the officer's level of responsibility, experience and individual performance, and review of external competitive practices. In order to determine external competitive practices the personnel committees review, and expect to continue to review, salary surveys conducted by independent compensation consulting firms. In establishing the base salaries of the executive officers the personnel committees consider the results of such surveys, but may establish the base salary for executives above or below the averages indicated in those surveys. No specific criteria or goals are utilized in setting base salaries. The amounts paid in 2000 to the Chief Executive Officer, the Chairman and the Chief Financial Officer of South Alabama and to the Chief Executive Officers and Presidents of the Monroeville Bank and the Sweet Water Bank are shown in the Summary Compensation Table under the heading "Annual Compensation-Salary."

	Annual Performance Incentive Plan. The Performance Incentive Plan is a new plan adopted for the year 2000 and thereafter which provides for bonuses based in part, with respect to the executive officers specified below, on the achievement of certain individual goals set in advance by senior management, on the performance of South Alabama and on the performance of the individual subsidiaries. The relative weight given to each element varies as to each officer, although in each case 80% of the bonus is based upon financial performance and the remaining 20% is dependent upon individual performance. The Chairman of the Board of the Monroeville Bank, the President and Chief Executive Officer of the Monroeville Bank, the Chief Executive Officers of the Brewton, Sweet Water and Demopolis Banks and the President of the Mobile Bank have an opportunity to earn year-end bonuses based on a combination of their individual goals, the performance of their respective banks and the performance of South Alabama. The President of the Trust Company participates based on the performance of the Trust Company and South Alabama, as well as his evaluation by senior management of South Alabama. The Chairman, President, Chief Financial Officer and Auditor of South Alabama have an opportunity to earn year-end bonuses based solely on the performance of South Alabama. All of the goals, both individual and corporate, are established at the beginning of the year.

	Stock Options. Stock options are South Alabama's and its subsidiaries' principal long-term incentive vehicle. The Committee believes that stock options not only motivate and reward executives for exceptional performance, but also align their goals more closely with those of the South Alabama shareholders by affording the recipients an opportunity for stock ownership in South Alabama. The incentive compensation plan is designed to encourage a long-term perspective by providing a ten-year option term, which includes a nine-year exercise period and a one-year period after the date of grant during which the option cannot be exercised.

	The number of options awarded to each officer generally is tied to the officer's level of responsibility, with the result that senior executive officers typically receive greater awards than other officers. The Committee takes into consideration previous grants to an individual officer as well as all other factors.

	The incentive compensation plan also permits grants of stock appreciation rights and restricted stock awards, although to date neither has been utilized by the Committee.

	The shares of the Common Stock covered by options awarded during 2000 to the Chief Executive Officer and the other named executive officers are shown in the table entitled "Option Grants in Last Fiscal Year," and the options previously granted and outstanding at year-end are shown in the table entitled "Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values."

	Other Compensation. Additionally, South Alabama's subsidiaries maintain broad-based employee benefit plans, including pension plans and 401(k) savings and profit sharing plans, as described elsewhere in this document in the section entitled "Pension Plans." Officers of South Alabama participate in such plans on the same basis as other employees.

Chief Executive Compensation

	The Committee meets in executive sessions to review the Chief
Executive Officer's salary and from time to time, but not necessarily annually, consults with salary administration firms and/or uses compensation surveys with respect to competitors' practices. Compensation of the Chief Executive Officer is determined in accordance with the same basic factors as described above for other executive officers.

	The 2000 base salary increase for the Chief Executive Officer was established in accordance with the recommendations of the independent consultant described under "General Policies." The Committee is empowered to recommend to the Board the Chief Executive Officer's base salary in its discretion and without regard to particular factors. The Committee considered, however, the above referenced consultant's report as well as the achievement by South Alabama of certain financial and strategic objectives.

	The 2000 bonus for the Chief Executive Officer, determined in accordance with South Alabama's Performance Incentive Plan described above, was $74,000, an amount equal to approximately 40% of his 2000 salary. The CEO's bonus was based primarily on the earnings performance of South Alabama and to a lesser extent on the Committee's review of individual performance, as provided in the plan. South Alabama's 11.1% increase in net income, compared to 1999 net income, was the primary determinant of the amount of the year 2000 bonus.

	The Committee also granted to the Chief Executive Officer options to purchase 5,000 shares of South Alabama Common Stock, as described in the table entitled "Option Grants in Last Fiscal Year." This grant was consistent with the consultant's report with respect to long-term incentive compensation and its recommendation with regard to total compensation.

	The members of the Committee are as follows:

Stephen G. Crawford
James P. Hayes, Jr.
Clifton C. Inge
Thomas E. McMillan, Jr.

                          CERTAIN TRANSACTIONS AND MATTERS

	Some of the directors, executive officers, and nominees for election as directors of South Alabama, as well as firms and companies with which they are associated, are and have been customers of its subsidiary banks and as such have had banking transactions, including loans and commitments to loan, with subsidiary banks during 2000. These loans and commitments to loan, including loans and commitments outstanding at any time during the period, were made in the ordinary course of business on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of subsidiary bank management, did not involve more than the normal risk of collectibility or present other unfavorable factors.

	Stephen G. Crawford, a director and nominee, is a member of the law firm of Hand Arendall, L.L.C., which serves as counsel for South Alabama and the Mobile Bank and the Trust Company. Broox G. Garrett, Jr., a director and nominee, is a partner in the law firm of Thompson, Garrett & Hines, L.L.P., which serves as counsel for the Brewton Bank and the Trust Company. John B. Barnett, III, a director, executive officer and nominee, is a member of the law firm of Barnett, Bugg, Lee & Holzborn, L.L.C., which serves as counsel for the Monroeville Bank. Richard S. Manley, director and nominee, is a partner in the law firm of Manley, Traeger, Perry & Stapp, which serves as counsel for the Demopolis Bank.

                        INDEPENDENT ACCOUNTANTS

	The Board of Directors on recommendation of the Audit Committee engaged Arthur Andersen LLP as South Alabama's independent accountant and auditor beginning in 1995, and has appointed Arthur Andersen LLP to continue as independent accountants for South Alabama for the fiscal year ending December 31, 200l. Fees billed to South Alabama by Arthur Andersen LLP during the fiscal year ended December 31, 2000 were as follows:

	Audit Fees: The total fees for services rendered in connection with the audit of South Alabama's annual financial statements for the fiscal year and review of the financial statements included in South Alabama's quarterly reports on Form 10-Q was $127,000.

	Financial Information Systems Design and Implementation Fees:
Arthur Andersen LLP did not provide any services or advice to South Alabama regarding financial information systems design and implementation during the fiscal year.

	All Other Fees: Arthur Andersen LLP billed South Alabama a total of $18,700 for other non-audit services during the year ended December 31, 2000.

	Arthur Andersen LLP will have representatives present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

              APPROVAL OF THE 2001 INCENTIVE COMPENSATION PLAN

	The Board of Directors is seeking shareholder approval of South Alabama's 2001 Incentive Compensation Plan. Certain information concerning this matter is set forth below. A copy of the Incentive Compensation Plan is attached hereto as Appendix B. The description of the Incentive Compensation Plan is qualified in its entirety by reference to the Plan.

	The Board of Directors recommends a vote FOR approval of the Incentive Compensation Plan under Item 2 on your proxy card. The affirmative vote of the holders of a majority of the outstanding shares of South Alabama common stock present at the meeting, assuming a quorum is present, is required for approval of the Incentive Compensation Plan. Proxies solicited by the Board of Directors will be voted FOR the approval of the Incentive Compensation Plan unless shareholders specify in their proxies a contrary choice.

Summary Description of the Plan

	The Incentive Compensation Plan provides for grants of stock options, stock appreciation rights and restricted stock awards. It was approved by the Board of Directors and became effective on April 17, 2001, provided that the effectiveness of the Plan is contingent upon the approval of South Alabama's shareholders. 250,000 shares of South Alabama common stock are currently subject to, reserved for and available for distribution under the Incentive Compensation Plan. The purpose of the Plan is to provide financial incentives to directors and key employees who are in positions to make significant contributions for the long-term success of South Alabama and its subsidiaries and to render superior performance during their employment. The Incentive Compensation Plan replaces the 1993 Incentive Compensation Plan of South Alabama. No further options will be issued pursuant to the 1993 Incentive Compensation Plan or the predecessor stock option plan once the 2001 Plan is approved by shareholders. If any right or grant under the Incentive
Compensation Plan expires, terminates or is forfeited, the number of shares made subject to the expired or terminated option, grant or award shall again become available. As of April 16, 2001 the closing bid price per share of South Alabama common stock, as reported on Nasdaq, was $14.04.

	The Incentive Compensation Plan is administered by the Board of Directors. Certain administrative duties with respect to the Plan are carried out by the Personnel/Compensation Committee of South Alabama. The Board of Directors is authorized to determine those directors and key employees of South Alabama or its subsidiaries to whom any options or rights will be granted and the number of shares of South Alabama common stock to be subject to each such option or right, based upon the nature of the services rendered, the potential contribution to the long-term success of South Alabama and/or one or more of its subsidiaries, and such other factors as the Board of Directors in its discretion shall deem relevant. While the determination of key employees is within the discretion of the Board of Directors, 29 persons were considered key employees at December 31, 2000 and there were 13 non-employee directors as of the same date.

	The Incentive Compensation Plan authorizes the Board of Directors to grant (i) Incentive Stock Options, or ISOs, which are qualified to receive special federal tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended; (ii) Supplemental Stock Options or SSOs, which are not so qualified; (iii) Stock Appreciation Rights, or SARs, in tandem with the grant of a stock option; and (iv) Restricted Stock Awards, or RSAs, providing for a grant of stock under various restrictions, all as further described below.

	The Board of Directors may, without further approval of shareholders, suspend, terminate or amend the Incentive Compensation Plan. However, no such amendment may change: (i) the maximum aggregate number of shares of common stock available under the Plan; (ii) the option exercise price; (iii) the maximum period during which Options or SAR's may be exercised; (iv) the maximum amount which may be paid upon exercise of a SAR; (v) the termination date of the Plan to a later date; or (vi) the eligibility requirements for participation in the Incentive Compensation Plan in a material way. Notwithstanding the foregoing, the Board of Directors may make adjustments in the number of shares of common stock available for issuance under the Plan and in the purchase price per share for the exercise of an Option thereunder to take into account the effect of any stock dividend, recapitalization, split-up, consolidation, share exchange, merger, other reorganization or sale of assets undertaken by South Alabama.

Stock Options

	Grants of all options, including both ISOs and stock options, under the Incentive Compensation Plan are subject to a number of requirements, including the following: (i) each option shall be evidenced by an agreement containing terms and conditions consistent with the Plan, as the Board of Directors shall determine; (ii) no option shall be granted under the Plan on or after the tenth anniversary of the date of adoption of the plan by the Board of Directors; (iii) no option shall be exercised prior to the expiration of one year after its grant date; (iv) no option shall be transferable other than by will or the laws of descent and distribution; and (v) any such option shall terminate as provided in the agreement, but not later than the earlier of (a) three months after the grantee's retirement, (b) one year after the grantee ceases to be employed as a result of permanent disability, (c) one year after the grantee ceases to be employed or to serve as a director as a result of death, or (d) the date on which the grantee ceases to be employed or ceases to serve as a director of South Alabama for any other reason.

	In addition, options which are ISOs must meet the following requirements: (i) the option price must be equal to the fair market value of a share of South Alabama common stock on the date of grant (or 110% of such fair market value with respect to any individual owning 10% or more of the combined voting power of all classes of stock of South Alabama); and (ii) the aggregate fair market value of the Common Stock, as determined on the date of grant, with respect to which ISOs are exercisable for the first time by any grantee during any calendar year shall not exceed $100,000.

Stock Appreciation Rights

	SARs may be granted in conjunction with any stock option with respect to each share of South Alabama common stock which may be purchased by the exercise of such stock option. Non-employee directors are not eligible for SARs. SARs may not be granted in conjunction with ISOs if the exercise of the SAR will affect the right to exercise the ISO or vice versa unless the SAR, by its terms meets the following requirements: (i) the SAR will expire no later than the ISO; (ii) the SAR may be for no more than the difference between the exercise price of the ISO and the fair market value of the shares subject to the ISO at the time the SAR is exercised; (iii) the SAR is transferable when and under the same conditions as the ISO; (iv) the SAR may be exercised only when the ISO may be exercised; and (v) the SAR may be exercised only when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO.

	Upon exercise of a SAR, South Alabama shall pay the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of a share of Common Stock on the date of grant.
A SAR may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise, or partly in cash and partly in such shares. SARs are exercisable when and to the extent the accompanying stock option is exercisable, expire simultaneously with the expiration or termination of such stock option, and may be transferred only when and under the same conditions as the accompanying stock option is transferrable. The number of SARs is reduced upon each exercise of the related stock option by the number of SARs which corresponds to the number of shares of Common Stock purchased pursuant to such exercise. Conversely, exercise of a SAR results in a simultaneous corresponding reduction in the number of shares of Common
Stock available for purchase under the related stock option.

Restricted Stock Awards

	RSAs may be granted by the Board of Directors pursuant to a restricted stock agreement specifying the number of shares covered by the RSA and including (i) such restrictions, conditions and terms as the Board of Directors may determine, including a requirement of continued employment for a specified period; (ii) a provision that shares awarded and the rights thereunder shall not be transferrable during the period of restriction as established by the Board of Directors; (iii) a provision that the Common Stock so awarded shall bear an appropriate legend noting the restrictions upon transfer and may, in the discretion of the Board of Directors, be deposited with South Alabama; and (iv) the terms and conditions upon which any restrictions placed upon the shares shall lapse. If a grantee of a RSA ceases to be employed by or serve as a director of South Alabama or its subsidiaries by reason of death, disability or retirement, the Board of Directors will determine the extent to which the restrictions shall be deemed to have lapsed by multiplying the number of shares subject to the award by a fraction, the numerator of which is the number of calendar months the grantee was employed during the restriction period and the denominator of which is the number of calendar months in the restriction period. If a grantee ceases to be employed by or serve as a director of South Alabama for any other reason, the grantee shall be deemed not to have satisfied the restrictions imposed under the RSA unless the Board of Directors determines otherwise in its sole discretion, in which event the extent to which the restrictions shall be deemed to have lapsed shall not exceed the amount determined in accordance with the preceding sentence.

Federal Tax Consequences of Options

	Under the provision of Section 422 of the Code, an employee is not subject to federal income tax consequences either upon the grant or upon the exercise of an ISO. Gain or loss is recognized only upon the disposition of the stock acquired pursuant to the exercise of an ISO, and such gain or loss generally will constitute a long-term capital gain. If the stock so acquired is disposed of within two years of the date the ISO is granted, or within one year of the exercise of the ISO, however, such disposition will constitute a "disqualifying disposition." In the event of a disqualifying disposition, the difference between the fair market value of the stock at the time of exercise and the exercise price will be included in ordinary income for the year in which such disposition takes place. In addition, upon exercise of an ISO the difference between the fair market value of the stock at the time of exercise and the exercise price is an item of tax preference for purposes of the alternative minimum tax applicable to individuals.

	South Alabama is not allowed any tax deduction with respect to an ISO, unless there is a disqualifying disposition.

	The grant of SSOs, or of the accompanying SARs, does not result in any federal income tax consequences for either the employee or South Alabama. Upon exercise of a SSO, however, the optionee will realize ordinary income equal to the difference between the fair market value of the shares purchased determined as of the date of exercise and the price which the optionee pays for the shares. Upon exercise of a SAR, the optionee will realize ordinary income equal to the amount to be paid by South Alabama upon such exercise. South Alabama will be entitled to a deduction for federal income tax purposes equal to the amount which the optionee is required to include in income, subject to two conditions: (i) the amount taken into income by the employee must constitute "reasonable compensation" for federal income tax purposes; and (ii) South Alabama must withhold from the employee's income in accordance with applicable treasury regulations. Any sale or exchange of shares acquired pursuant to the exercise of a SSO will result in long-term or short-term capital gain or loss to the optionee, depending on whether the shares were held for the applicable holding period.

Effect of a Change in Control

	If South Alabama is the surviving corporation in any merger or similar transaction any option, SAR or RSA under the Incentive Compensation Plan will be applied to the securities to which a holder of an equivalent number of shares of stock would be entitled on the day of the merger transaction. If South Alabama is dissolved or liquidated or is not the surviving corporation in a merger or similar transaction the rights under the Plan will terminate, but each grantee will be given not less than 30 days notice and will be entitled to exercise any option, SAR or RSA prior to the liquidation, merger or other transaction. The right of a grantee to accelerate the exercise of his or her rights will not be effective, however, if a proposed merger or similar transaction is approved by 75% of South Alabama's Board of Directors and the surviving entity in the transaction assumes the options, SARs or RSAs or tenders equivalent rights in place of existing ones.

Plan Benefits

	No options, SARs or RSAs have been granted pursuant to the Incentive Compensation Plan. The benefits during 2000 under South Alabama's existing incentive compensation plan to the five executive officers named in the summary compensation table are set forth in the table on page 8, above, entitled "Option Grants in Last Fiscal Year." The benefits during 2000 under the existing plan to the executive officers as a group and to the other employees of South Alabama as a group are set forth in the following table:

                           NEW PLAN BENEFITS*
           SOUTH ALABAMA BANCORPORATION 1993 INCENTIVE COMPENSATION PLAN

                        Dollar Value ($)1
                                          5%         10%        Number of Units
                                          -------    --------   ---------------
Current Executive Officers as a Group     $93,292    $255,036    14,000

Current Directors who are not             $ 9,993    $ 27,324     1,500
Executive Officers as a Group

Employees, including all current          $69,912    $191,202    10,500
Officers who are not Executive
Officers, as a Group

*There were no benefits to non-employee directors issued in 2000.

1Calculated by comparing the exercise price of such options and the market value of the shares of common stock subject to such options, assuming the market price of such shares increases by 5% and 10%, respectively, over the term of the option.
________

                                OTHER MATTERS

	Management currently does not know of any other matters to be presented at the meeting.

	If a Proxy in the form enclosed is executed properly and is returned, the shares represented thereby will be voted in accordance with the directions given in that Proxy. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions herein contained, "For" the Board of Directors' nominees in the election of directors and "For" approval of the 2001 Incentive Compensation Plan. If any other matter is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors. At any time prior to its exercise, a Proxy may be revoked by written notice or a subsequently dated Proxy delivered to the Secretary of South Alabama.

	Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited in person or by telephone by directors, officers, and other employees of South Alabama and its subsidiary banks. The cost of printing, assembling, and mailing this Proxy Statement and related material furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees, and other fiduciaries who, at the request of South Alabama, mail material to or otherwise communicate with beneficial owners of shares held by them, will be borne by South Alabama.

	The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the meeting. Once a quorum is established, (i) directors must be elected by a majority of the votes cast; and (ii) any other action to be taken must be approved by a majority of the votes cast. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as present for purposes of determining whether there is a quorum at the meeting. Nasdaq rules provide that brokers and nominees cannot vote the shares that they hold on behalf of other people either for or against certain matters without specific instructions from the person who beneficially own those shares. Broker non-votes are not counted in determining the number of shares voted for or against the election or directors or approval of the 2001 Incentive Compensation Plan.

	Shareholder proposals intended to be submitted for consideration at the 2002 Annual Meeting of the Shareholders of South Alabama must be submitted in writing to and received by the Secretary of South Alabama not later than December 12, 2001 to be included in South Alabama's Proxy Statement and form of Proxy relating to that meeting. The named proxies for the 2002 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by February 25, 2002, and they will exercise their authority in accordance with the recommendations of South Alabama's
Board of Directors.

                                                   /s/F. Michael Johnson
                                                   F. Michael Johnson
                                                   Chief Financial Officer
                                                   and Secretary

Enclosures
April 28, 2001

APPENDIX A

                     South Alabama Bancorporation, Inc.

                         Audit Committee Charter

Purpose

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and the SEC, the systems of internal controls which management and the board of directors have established, and the audit process. In doing so, it is the responsibility of the audit committee to provide an open avenue of communication between the board of directors, management, the internal auditors, and the independent accountants.

Organization

 The audit committee shall be appointed annually by the Board of Directors.

 The audit committee shall be composed of at least three, but not more than five, independent directors.

 Only independent directors may be members of the audit committee. An independent(1) director is a director who:

1. Is not employed by the corporation or any of its affiliates for the current year or any of the past three years;

2. Has not accepted any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

3. Is not a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

4. Is not a partner in, or a controlling shareholder or an executive officer of, any for profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

5. Is not employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

 All members of the committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

 At least one member of the committee shall have a background in financial reporting, accounting, or auditing.

 The Board or audit committee shall appoint one of the members of the audit committee as Chairperson.

-----------
(1) The revised definition of an "independent" director as defined by the NASD and included in this charter has an effective date of June 1, 2001. The Company will adopt this definition as of June 1, 2001.

In meeting its responsibilities, the committee shall:

General

 Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

 Meet at least 4 times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

 Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

 Review and update the committee's charter, annually.

 Perform such other functions assigned by law, the company's charter or bylaws, or the board of directors.

Internal Controls and Risk Assessment

 Consider and review with management, the independent accountants and the director of internal auditing:

 The effectiveness of or weaknesses in the company's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

 Any related significant findings and recommendations of the independent accountants and internal auditing together with management's responses thereto.

Financial Reporting

 The audit committee or its chairperson shall review with management and the outside accountants filings with the SEC and other agencies containing the company's financial statements, including annual (10-K) and interim reports (10-Q), and consider whether the information contained in these documents is consistent with the information contained in the financial statements. The review should at a minimum include significant adjustments, management judgements and accounting estimates, significant new accounting policies, and disagreements with management.

 Review with management and the independent accountants at the completion of the annual audit:

 The company's annual financial statements and related footnotes.

 The independent accountants' audit of the financial statements and his or her report thereon.

 Any significant changes required in the independent accountants' audit plan.

 Any serious difficulties or disputes with management encountered during the course of the audit.

 The existence of significant estimates and judgements underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

 Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing principles.

 Provide Audit Committee disclosure in the company's proxy statement for its annual report disclosing whether all members are independent1 and;

	 i.	any information about committee members who are not
independent1 and;

	ii.	that the audit committee has a formal audit committee charter.

 Audit committee should include a letter in the company's annual Proxy Statement disclosing whether or not, with respect to the prior fiscal year:

	i.	management has reviewed and discussed the audited financial
statements with the audit committee or the chairman thereof, including a discussion of the quality of the accounting principles as applied and significant judgements affecting the company's financial statements;

	ii.	the outside auditors have discussed with the audit committee matters required to be discussed in Statement of Auditing Standards No. 61;

	iii.	the audit committee has discussed with the independent
accountants the information required by ISB Standard 1 regarding auditor's independence;

	iv.	the audit committee, based on representations made by
management and the outside auditors and reliance on the review and discussions conducted with management and the outside auditors pursuant to (i) and (ii) above, believes that the company's financial statements are fairly presented in conformity with Generally Accepted Accounting Principles (GAAP) in all material respects.

External Auditor

 Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

 Review the scope and approach of the annual audit with the independent accountants.

 Review the external auditors' identification of issues and business and financial risks and exposures.

 Confirm and assure the independence of the independent accountants on an annual basis.

 Instruct the independent accountants to communicate and report directly to the audit committee any serious difficulties or disputes with management.

Internal Auditor

 Ensure that subsidiary audit committees review and evaluate the scope, risk assessment and nature of the internal auditors' plans.

 Consider and review with management and the director of internal auditing:

 Significant findings during the year and management's responses thereto, including the timetables for implementation of the recommendations to correct weaknesses in internal control.

 Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

APPENDIX B

                      SOUTH ALABAMA BANCORPORATION, INC.

                       2001 INCENTIVE COMPENSATION PLAN

                                Article I
                Purpose, Scope and Administration of the Plan

Section 1.1 Purpose.

	The purpose of the 2001 Incentive Compensation Plan (the "Plan") is to promote the long-term success of South Alabama Bancorporation, Inc. (the "Company" and its Subsidiary Corporations (as defined below) by providing financial incentives to key employees and directors who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to serve as directors with the Company or employment with the Company and its Subsidiary Corporations and to encourage key employees and directors to acquire a proprietary interest in the Company, to continue in their positions with the Company or its Subsidiary Corporations, and to render superior performance for the benefit of the Company and its Subsidiary Corporations.

Section 1.2 Definitions.

	Unless the context clearly indicates otherwise, for purposes of this Plan, the following terms have the respective meanings as set forth below:

	(a)	"Board of Directors" means the Board of Directors of South
Alabama Bancorporation, Inc. or any successor corporation.

	(b)	"Code" means the Internal Revenue Code of 1986, as
amended.

	(c)	"Committee" means the Personnel/Compensation Committee
of the Board of Directors (or any successor thereto).

	(d)	"Common Stock" means the common stock of South Alabama
Bancorporation, Inc., or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of
Section 5.1 hereof.

	(e)	"Company" means South Alabama Bancorporation, Inc. or
any successor corporation.

	(f)	"Director" means any elected member of the Board of
Directors of the Company.

	(g)	"Employee" means any person employed by the Company or
any Subsidiary Corporation.

	(h)	"Fair Market Value" of a share of Common Stock on any
particular date means (i) if the Common Stock is listed on a national securities exchange (including the Nasdaq National Market System) on the date in question, then the Fair Market Value per share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Fair Market Value shall be the mean between the bid and asked price on such date; and (ii) if the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Fair Market Value per share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Fair Market Value per Share shall be its fair market value as determined by the Board of Directors, in its sole and absolute discretion within the requirements of Code Section
422 (b)(4).

	(i)	"Grant Date", as used with respect to a particular Option,
Stock Appreciation Right, or Restricted Stock Award, means the date as of which such Option, Right, or Award is granted by the Board of Directors pursuant to the Plan.

	(j)	"Grantee" means the Employee or director to whom an
Option, Stock Appreciation Right, or Restricted Stock Award is granted by the Board of Directors pursuant to the Plan.

	(k)	"Incentive Stock Option" means an Option that qualifies as an incentive stock option as described in Section 422 of the Code.

	(l)	"Option" means an option granted by the Board of Directors
pursuant to Article II hereof to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Supplemental Stock Option, as provided in Section 2.1 hereof.

	(m)	"Option Agreement" means the agreement between the
Company and a Grantee under which the Grantee is granted an Option or an Option and Stock Appreciation Right pursuant to the Plan.

	(n)	"Option Period" means, (i) with respect to any Incentive Stock
Option granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the Grant Date, as the Board of Directors, in its sole discretion, shall determine, and (ii) with respect to any Supplemental Stock Option or Stock Appreciation Right granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the date on which the Supplemental Stock Option or Stock Appreciation Right may first be exercised, as the Board of Directors, in its sole discretion, shall determine.

	(o)	"Permanent Disability", as applied to a Grantee, means that
the Grantee (1) has established to the satisfaction of the Board of Directors that the Grantee is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 422(c)(6) and Section 22(e)(3) of the Code), and (2) has satisfied any requirement imposed by the Board of Directors in regard to evidence of such disability.

	(p)	"Plan" means the 2001 Incentive Compensation Plan as set
forth herein and as amended from time to time.

	(q)	"Restricted Stock Agreement" means the agreement between
the Company and a Grantee under which the Grantee is granted a Restricted Stock Award pursuant to the Plan.

	(r)	"Restricted Stock Award" means an award of Common Stock
which is granted by the Board of Directors pursuant to Article IV hereof and which is restricted against sale or other transfer in a manner and for a specific period of time determined by the Board of Directors.

	(s)	"Restriction Period" means, with respect to any Restricted
Stock Award granted hereunder, the period beginning on the Grant Date and ending at such time, but not sooner than the first annual anniversary of the Grant Date, as the Board of Directors, in its sole discretion, shall determine.

	(t)	"Retirement", as applied to a Grantee (i) who is an employee, means normal or early retirement as provided for in the applicable qualified pension plan of the Company and/or one or more of its Subsidiary Corporations; provided that a Grantee shall not be deemed to have retired if his employment is terminated by the Company because of negligence or malfeasance; and (ii) who is a Director, means ceasing to serve as an elected member of the Board of Directors, whether by resignation, removal or failure to stand for reelection or to be reelected.

	(u)	"Stock Appreciation Right" means a right granted pursuant to
Article III hereof by the Board of Directors, in conjunction with an Option, to receive payment equal to any increase in the Fair Market Value of a share of Common Stock from the Grant Date to the date of exercise of such right, in lieu of exercise of the Option for such share.

	(v)	"Subsidiary Corporation" of the Company means any present
or future corporation (other than the Company) which would be a "subsidiary corporation" as defined in Section 424(f) and (g) of the Code.

	(w)	"Supplemental Stock Option" means any Option granted
under this Plan, other than an Incentive Stock Option.

Section 1.3 Aggregate Limitation.

	(a)	The aggregate number of shares of Common Stock with
respect to which Options, Stock Appreciation Rights, and Restricted Stock Awards may be granted shall not exceed 250,000 shares of Common Stock, subject to adjustment in accordance with Section 5.1.

	(b)	Any shares of Common Stock to be delivered by the Company
upon the grant of Restricted Stock Awards or the exercise of Options or Stock Appreciation Rights shall, at the discretion of the Board of Directors, be issued from the Company's authorized but unissued shares of Common Stock or be transferred from any available treasury stock or a grantor trust created by the Company.

	(c)	In the event that any Option or Stock Appreciation Right
expires or otherwise terminates prior to being fully exercised, or any Restricted Stock Award as to which the Grantee received no benefits of ownership of the underlying Common Stock is forfeited, the Board of Directors may grant a new Option, Stock Appreciation Right, or Restricted Stock Award hereunder to any eligible Grantee for the shares with respect to which the expired or terminated Option or Stock Appreciation Right was not exercised or which were forfeited when the terms and conditions of the Restricted Stock Award were not satisfied.

Section 1.4 Administration of the Plan

	(a)	The Plan shall be administered by the Board of Directors,
which shall have the authority:

	(1)	To determine those Directors and key Employees to whom,
and the times at which, Options, Stock Appreciation Rights, and/or Restricted Stock Awards shall be granted and the number of shares of Common Stock to be subject to each such Option, Right, and/or Award, taking into consideration the nature of the services rendered by the particular Employee or Director, the Employee's or Director's potential contribution to the long-term success of the Company and/or one or more of its Subsidiary Corporations and such other factors as the Board of Directors in its discretion shall deem relevant;

	(2)	To interpret and construe the provisions of the Plan and to
establish rules and regulations relating to it;

	(3)	To prescribe the terms and conditions of the Option
Agreements for the grant of Options and Stock Appreciation Rights (which need not be identical) in accordance and consistent with the requirements of the Plan;

	(4)	To prescribe the terms and conditions of the Restricted Stock
Agreements (which need not be identical to the terms and conditions of any Option Agreements) in accordance and consistent with the requirements of the Plan; and

	(5)	To make all other determinations necessary or advisable to
administer the Plan in a proper and effective manner.

	(b)	The Board of Directors shall act only by vote or agreement of a majority of its members. All decisions and determinations of the Board of Directors in the administration of the Plan and in response to questions or other matters concerning the Plan or any Option, Stock Appreciation Right, or Restricted Stock Award shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Subsidiary Corporations, the shareholders and directors of the Company, and any persons having any interest in any Options, Stock Appreciation Rights, or Restricted Stock Awards which may be granted under the Plan.

	(c)	The authority and power of the Board of Directors hereunder
is purely discretionary and shall not be deemed to be mandatory. No Employee or class or group of Employees and no Director shall have any right or privilege to demand or require the granting of any Option, Stock Appreciation Right, or Restricted Stock Award or the consideration thereof, at any time. All Options, Stock Appreciation Rights, and Restricted Stock Awards hereunder (if any) shall be granted in the absolute and unrestricted discretion of the Board of Directors. All decisions, determinations and interpretations of the Board of Directors shall be final and conclusive on all persons affected thereby.

	(d)	The Board of Directors may delegate to the Committee such
duties as it shall in its sole discretion determine; provided, that the Committee shall not be granted authority to grant Options, Stock Appreciation Rights or Restricted Stock Awards unless it shall be composed solely of two or more members of the Board of Directors who are Non-Employee Directors within the meaning of Section 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934. Without limiting the foregoing, the Committee may be empowered to recommend grants and the specific terms of any Option, Stock Appreciation Right or Restricted Stock Award within the terms permitted under this Plan.

	(e)	In addition to such other rights of indemnification as they may have, the members of the Board of Directors shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, Stock Appreciation Right or Restricted Stock Award granted hereunder to the full extent provided for under the Company's governing instruments with respect to indemnification of Directors.

Section 1.5 Eligibility for Awards.

	The Board of Directors shall designate from time to time the key Employees of the Company and/or one or more of its Subsidiary Corporations who are to be granted Options, Stock Appreciation Rights, and/or Restricted Stock Awards. All Directors shall be eligible for Options and Restricted Stock Awards, as determined by the Board of Directors in its discretion.

Section 1.6 Effective Date and Duration of Plan.

	This Plan shall become effective upon its adoption by the Board of Directors; provided, that any grant of Options, Stock Appreciation Rights, or Restricted Stock Awards under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan (but not any then outstanding Options, Stock Appreciation Rights, or Restricted Stock Awards which have not yet expired or otherwise been terminated) shall terminate on the tenth annual anniversary of its adoption by the Board of Directors.

                                 Article II
                               Stock Options

Section 2.1 Grant of Options.

	(a)	The Board of Directors may from time to time, subject to the provisions of the Plan, grant Options to key Employees and Directors under appropriate Option Agreements to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.3(a) hereof.

	(b)	The Board of Directors may designate any Option granted
hereunder which satisfies the requirements of Sections 2.2 and 2.3 hereof as an Incentive Stock Option and may designate any Option granted hereunder as a Supplemental Stock Option, or the Board of Directors may designate a portion of an Option as an Incentive Stock Option (so long as the portion satisfies the requirements of Sections 2.2 and 2.3 hereof) and the remaining portion as a Supplemental Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Supplemental Stock Option. A
Supplemental Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.

Section 2.2 Option Requirements.

	(a)	An Option shall be evidenced by an Option Agreement
specifying the number of shares of Common Stock that may be purchased by its exercise and containing such other terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular Option.

	(b)	No Options shall be granted under the Plan on or after the
tenth annual anniversary of the date upon which the Plan was adopted by the Board of Directors.

	(c)	No Option may be exercised prior to the expiration of one year after its Grant Date.

	(d)	An Option shall expire by its terms at the expiration of the
Option Period and shall not be exercisable thereafter.

	(e)	The Board of Directors may provide in the Option Agreement
for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Board of Directors.

	(f)	An Option shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee's lifetime, an Option shall be exercisable only by the Grantee.

	(g)	A person electing to exercise an Option shall give written
notice of such election to the Company, in such form as the Board of Directors may require, accompanied by payment in the manner determined by the Board of Directors, of the full purchase price of the shares of the Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Board of Directors may approve, including shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option.

	(h)	Notwithstanding the Option Period applicable to an Option
granted hereunder, such Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (1) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option, (2) the expiration of the three months after the Grantee's Retirement,
(3) as to an Employee, the expiration of one year after the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations due to Permanent Disability, (4) the expiration of one year after the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations or to serve as a Director due to the death of the Grantee, or (5) the date the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations or to serve as a Director for any reason other than Retirement, Permanent Disability, or death.

	(i)	The exercise of any number of Stock Appreciation Rights
granted under an Option Agreement shall result in a simultaneous corresponding reduction in the number of shares of Common Stock then available for purchase by exercise of the related Option.

Section 2.3 Incentive Stock Option Requirements.

	(a)	An Option designated by the Board of Directors as an
Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of subsection (b) of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3.

	(b)	The Option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date, except as provided in paragraph (c) immediately below.

	(c)	An Incentive Stock Option shall not be granted to an
individual who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiary Corporations, unless the Board of Directors provides in the Option Agreement with any such individual that the Option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and the Option Period will not extend beyond five years from the Grant Date.

	(d)	The aggregate Fair Market Value, determined on the Grant
Date, of the shares of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year under the Plan or under any other plan of the Company shall not exceed $100,000.

Section 2.4 Modification of Options.

	At any time, and from time to time, the Board of Directors may modify an outstanding Option, provided no such modification shall confer on the holder of such Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

                                  ARTICLE III
                           Stock Appreciation Rights

Section 3.1 Grant and Exercise of Rights.

	(a)	In conjunction with any Option granted to an Employee
hereunder, the Board of Directors may, in its discretion, grant a Stock Appreciation Right with respect to each share of Common Stock which may be purchased by the exercise of such Option. Directors who are not Employees shall not be eligible for Stock Appreciation Rights. A Stock Appreciation Right may not be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Stock Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements: (1) the Stock Appreciation Right will expire no later than the Incentive Stock Option; (2) the Stock Appreciation Right may be for no more than the difference between the exercise price of the Incentive Stock Option and the Fair Market Value of the shares subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised; (3) the Stock Appreciation Right is transferable only when the Incentive Stock Option is transferable, and under the same conditions; (4) the Stock Appreciation Right may be exercised only when the Incentive Stock Option may be exercised; and (5) the Stock Appreciation Right may be exercised only when the Fair Market Value of the shares subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.

	(b)	Upon exercise of a Stock Appreciation Right, the Company
shall pay the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date, but only to the extent that such amount does not exceed 200% of the Fair Market Value of a share of Common Stock on the Grant Date. A Stock Appreciation Right may not be exercised unless the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date.

	(c)	Payment upon exercise of a Stock Appreciation Right may be
made, in the discretion of the Board of Directors, in (1) cash, (2) in shares of Common Stock valued at Fair Market Value on the date of exercise, or (3) partly in cash and partly in shares of Common Stock.

Section 3.2 Rights Requirements.

	(a)	Stock Appreciation Rights shall be granted under and
evidenced by the Option Agreement under which the related Option is granted, containing such terms and conditions consistent with the Plan as the Board of Directors shall determine, and shall be exercisable to the extent allowed under such terms and conditions.

	(b)	Stock Appreciation Rights granted in relation to an Option (1)
shall be exercisable only to the extent and only when the Option is exercisable,
(2) shall expire or otherwise terminate simultaneously with the expiration or termination of the related Option, (3) shall be transferable only when the related Option is transferable and under the same conditions, (4) shall be exercised by the Grantee giving written notice of such exercise to the Company, in such form as the Board of Directors may require, and (5) shall be reduced upon each exercise of the related Option by the number of Stock Appreciation Rights which corresponds to the number of shares of Common Stock purchased pursuant to such exercise.

                               ARTICLE IV
                         Restricted Stock Awards

Section 4.1 Grant of Awards.

	The Board of Directors may, from time to time, subject to the provisions of the Plan, grant Restricted Stock Awards to key Employees and Directors under appropriate Restricted Stock Agreements. The date on which the Board of Directors approves the grant of the Restricted Stock Award shall be considered the date of grant of the Award. The Board of Directors shall maintain records as to all grants of Restricted Stock Awards under the Plan.

Section 4.2 Award Requirements.

	(a)	A Restricted Stock Award shall be evidenced by a Restricted
Stock Agreement specifying the number of shares of Common Stock that are awarded and containing such terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular Award, which Agreement shall contain in substance the following terms and conditions:

	(1)	Shares awarded pursuant to Restricted Stock Awards shall be
subject to such conditions, terms, and restrictions (including, for example, continuation of employment by the Company or any of its Subsidiary Corporations) and for such Restriction Period or Periods as may be determined by the Board of Directors.

	(2)	Shares awarded, and the right to vote such shares and to
receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the Restriction Period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan or in a Restricted Stock Award, a Grantee awarded Restricted Stock shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote such shares.

	(3)	Each certificate issued in respect of Common Stock awarded
to a Grantee shall be deposited with the Company, or its designee, or in the Board of Directors' discretion delivered to the Grantee, and shall bear an appropriate legend noting the existence of the restrictions under Section 4.2(a)(2) hereof upon such Common Stock.

	(4)	Each Restricted Stock Agreement shall specify the terms and
conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Board of Directors (including, for example, a change in control, as defined by the Board of Directors from time to time, during the Restriction Period). Upon lapse of such restrictions, shares of Common Stock free of any restrictive legend, other than as may be required under Article V hereof, shall be issued and delivered to the Grantee or his legal representative.

	(b)	If a Grantee ceases to be employed by or to serve as a Director of the Company or any of its Subsidiary Corporations during a Restriction Period as a result of Retirement, Permanent Disability, or death, the extent to which restrictions shall be deemed to have lapsed shall be determined by the Board of Directors by multiplying the amount of the Restricted Stock Award by a fraction, the numerator of which is the full number of calendar months such Grantee was employed or served during the Restriction Period and the denominator of which is the total number of full calendar months in the Restriction Period. If a Grantee ceases to be employed by or to serve as a Director of the Company or any of its Subsidiary Corporations for any reason other than as described in the preceding sentence, the Grantee shall be deemed not to have satisfied the restrictions associated with the Restricted Stock Award unless the Board of Directors determines otherwise in its sole discretion (in which event the extent to which restrictions will be deemed to have lapsed shall not exceed the amount determined pursuant to the preceding sentence).

                                   ARTICLE V
                               General Provisions

Section 5.1 Adjustment Provisions; Change of Control.

	(a)	Subject to paragraph (b) below, in the event of (1) any
dividend payable in shares of Common Stock; (2) any recapitalization, reclassification, split-up, or consolidation of, or other change in, the Common Stock; or (3) any exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation, or other Reorganization (as defined below) of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or shares of the stock or other securities of any other corporation; then the Board of Directors shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options, Stock Appreciation Rights, and Restricted Stock Awards and/or the purchase price per share which must be paid thereafter upon exercise of any Option and which will be used to determine the amount which any Grantee would receive upon exercise thereafter of Stock Appreciation Rights. Any such adjustments made by the Board of Directors shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, its Subsidiary Corporations, the shareholders and directors of the Company, and any persons having any interest in any Options, Stock Appreciation Rights, or Restricted Stock Awards which may be granted under the Plan.

	(b)	Subject to any required action by the shareholders, if the
Company shall be the surviving or resulting corporation in any merger, consolidation, or other Reorganization, any Option, Stock Appreciation Right, or Restricted Stock Award granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option, Stock Appreciation Right, or Restricted Stock Award would be entitled on the effective date of such merger or consolidation; but a dissolution or complete liquidation of the Company or a merger, consolidation or other Reorganization in which the Company is not the surviving or resulting corporation, shall cause every Option, Stock Appreciation Right, and Restricted Stock Award outstanding hereunder to terminate on the effective date of such dissolution, complete liquidation, merger, consolidation, or other Reorganization; provided, however, that not less than thirty (30) days' written notice prior to the effective date of the said transaction shall be given to each Grantee, who shall have the right to exercise his Option, Stock Appreciation Right, and/or Restricted Stock Award during the thirty (30) day period immediately preceding such effective date, as to all or any part of the shares covered thereby, including, without limitation, shares as to which such Option, Stock Appreciation Right, and/or Restricted Stock Award would not otherwise be exercisable by reason of an insufficient lapse of time or that the measuring year for the performance requirement had not then elapsed (anything contained hereinabove to the contrary notwithstanding); and provided further, that no such acceleration shall occur if any such transaction is approved by the affirmative vote of not less than seventy-five percent (75%) of the directors of the Company, and the surviving or resulting corporation shall assume such Option, Stock Appreciation Right, and/or Restricted Stock Award or tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise, and/or may tender such stock appreciation rights and/or restricted stock awards so as to provide substantially the same benefits available under the outstanding Options, Stock Appreciation Rights and/or Restricted Stock Awards.

	(c)	The term "Reorganization" as used in this Section 5.1 means
and refers to any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or its Subsidiary Corporations, or sale of twenty-five percent (25%) or more of the voting securities of the Company pursuant to which the Company becomes a subsidiary of or is controlled by, another person or is not the surviving or resulting corporation, all after the effective date of the Reorganization. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

	(d)	Except as provided in Section 5.1 (a) immediately above,
issuance by the Company of shares of stock of any class of securities convertible into shares of Common Stock shall not affect the Options, Stock Appreciation Rights, or Restricted Stock Awards.

Section 5.2 Additional Conditions.

	Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Board of Directors may impose.

Section 5.3 No Rights as Shareholder or to Employment.

	No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to any Option or Stock Appreciation Right until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option. Furthermore, the Plan shall not confer upon any Grantee any right of employment with the Company or one of its Subsidiary Corporations, including without limitation any right to continue in the employ of the Company or one of its Subsidiary Corporations, or affect the right of the Company or one of its Subsidiary Corporations to terminate the employment of a Grantee at any time, with or without cause.

 Section 5.4 General Restrictions.

Each award under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or agreement by the recipient of any award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability, and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling, or regulation. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

Section 5.5 Conflict with Applicable Law.

	With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

Section 5.6 Rights Unaffected.

	The existence of the Options, Stock Appreciation Rights, and
Restricted Stock Awards shall not affect: (1) the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business; (2) any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; (3) the dissolution or liquidation of the Company or any of its Subsidiary Corporations, or the sale or transfer of any part of all of the assets or business of the Company or any of its Subsidiary Corporations; or (4) any other corporate act, whether of a similar character or otherwise.

Section 5.7 Withholding Taxes.

	As a condition of exercise of an Option or Stock Appreciation Right or grant of a Restricted Stock Award, the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant of a Restricted Stock Award or any exercise of an Option or Stock Appreciation Right.

Section 5.8 Choice of Law.

	The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama.

	Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Alabama, without regard to the place where the act or omissions complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

Section 5.9 Amendment, Suspension and Termination of Plan.

	The Plan may, from time to time, be terminated, suspended, or amended by the Board of Directors in such respects as it shall deem advisable including, without limitation, in order that the Incentive Stock Options granted hereunder shall be "incentive stock options" as such term is defined in Section 422 of the Code, or to conform to any change in any law or regulation governing same or in any other respect; provided, however, that no such amendment shall change the following:

	(a)	The maximum aggregate number of shares for which Options,
Stock Appreciation Rights, and Restricted Stock Awards may be granted under the Plan, except as required under any adjustment pursuant to Section 5.1 hereof;

	(b)	The Option exercise price, with the exception of any change in such price required as a result of any adjustment pursuant to Section 5.1 here of and with the further exception of changes in determining the Fair Market Value of shares of Common Stock to conform with any then applicable provision of the Code or regulations promulgated thereunder;

	(c)	The maximum period during which Options or Stock
Appreciation Rights may be exercised;

	(d)	The maximum amount which may be paid upon exercise of a
Stock Appreciation Right;

	(e)	The termination date of the Plan in any manner which would
extend such date; or

	(f)	The requirements as to eligibility for participation in the Plan in any material respect.

	Notwithstanding any other provision herein contained, the Plan shall terminate and all Options, Stock Appreciation Rights, and Restricted Stock Awards previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company, unless such dissolution or liquidation occurs in connection with a merger, consolidation or reorganization of the Company to which Section 5.1 hereof applies.

AS APPROVED BY THE BOARD OF DIRECTORS OF SOUTH ALABAMA BANCORPORATION, INC. ON APRIL 17 , 2001.

                                   SOUTH ALABAMA BANCORPORATION, INC.
                                   /s/F. Michael Johnson
                                   Chief Financial Officer and Secretary


                  SOUTH ALABAMA BANCORPORATION, INC.
             Proxy for Annual Meeting of Shareholders, May 31, 2001
                   Solicited by the Board of Directors

	KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of South Alabama Bancorporation, Inc., do hereby nominate, constitute, and appoint Dan Britton and Kay I. McKee and each of them, with full power to act alone, my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place, and stead to vote all of the Common Stock of South Alabama Bancorporation, Inc. standing in my name on its books on April 16, 2001, at the Annual Meeting of its shareholders to be held at 227 Belleville Avenue, Brewton, Alabama, on May 31, 2001, at
10:00 a.m. C.D.T., and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations, as follows:

1. Election of Directors.

     ___FOR all nominees listed below    ___AGAINST all nominees    ___ABSTAIN
        (except as marked to the            listed below
        contrary below)

		John B. Barnett, III, Stephen G. Crawford, Haniel F. Croft, David C. De Laney, Broox G. Garrett, Jr., W. Dwight Harrigan, James P. Hayes, Jr., Clifton C. Inge, W. Bibb Lamar, Jr., Stratton F. Lewis, Jr., Richard S. Manley, Kenneth R. McCartha, Thomas E. McMillan, Jr., J. Richard Miller, III, Harris V. Morrissette, J. Stephen Nelson, Paul D. Owens, Jr., and Earl H. Weaver.

(Instruction: To withhold your vote for any individual nominee, write that nominee's name in the space provided below.)

2. Approval of the 2001 Incentive Compensation Plan.

Proposal to replace South Alabama Bancorporation's current Incentive Compensation Plan with the 2001 Incentive Compensation Plan, which is attached as Appendix B to the enclosed Proxy Statement.

___FOR                  ___AGAINST                  ___ABSTAIN

(Continued and to be signed on the other side)

3. Other Business.

Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

	If properly executed and returned, the shares represented by this Proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions contained in the Board of Directors' Proxy Statement dated April 28, 2001, "FOR" the Board's nominees in the Election of Directors and "FOR" Approval of the 2001 Incentive Compensation Plan. If any other business is presented at the meeting the shares will be voted in accordance with the recommendations of the Board of Directors.

This Proxy may be revoked at any time prior to its exercise by delivery of written notice or a subsquently dated Proxy to the Secretary of South Alabama Bancorporation, Inc.

Please date, sign, and mail this Proxy in the envelope provided.
Postage not necessary if mailed in the United States.

Number of
Shares           DATED: _______________________ , 2001
                 SIGNED: ____________________________
---------

                 ____________________________________
                 (Please sign exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign. Attorneys, Executors, Administrators, etc. should so indicate.)